UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

U.S. Home Systems, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on February 4, 2009, which reported the resignation of Peter T. Bulger as President and Chief Operating Officer of the Company. At the time of such report, no determination had been made as to the terms of the separation agreement between the Company and Mr. Bulger.

On February 17, 2009 (effective as of February 24, 2009) the Company and Mr. Bulger entered into a Separation Agreement and General Release of Claims (“Agreement”). The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The material terms of the Agreement are as follows:

The Company shall pay Mr. Bulger a total of $383,250 payable as follows:

(1)	$50,000 payable on February 24, 2009 in consideration of the release and waiver of claims as defined in the Agreement;

(2)	$33,250 payable on February 24, 2009 to Mr. Bulger for his consulting services through February 2, 2010; and

(3)	$300,000 payable $25,000 per month beginning March 2, 2009 and ending on February 2, 2010 in consideration of certain restrictive covenants agreed to by Mr. Bulger.

Mr. Bulger will be engaged by the Company as a consultant until February 2, 2010 to assist the Company with litigation matters, to provide assistance with the transition of his duties and responsibilities to other Company employees and to provide information and advice as requested by the Company relating to his former position with the Company and its ongoing business operations. If Mr. Bulger’s consulting services exceed 120 hours during the one year consulting period the Company will pay him $200 per hour for each additional hour over the 120 hour maximum.

Mr. Bulger has agreed that he will not engage in any activities which are in competition with the business of the Company during the period from February 2, 2009 to February 2, 2010. Mr. Bulger is also subject to confidentiality, non-solicitation and non-disparagement restrictions. The Company will reimburse Mr. Bulger for health insurance premiums he pays under COBRA for up to 12 months. The Company’s reimbursement obligation shall end upon his coverage under a new employer’s insurance plan.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and General Release of Claims effective as of February 24, 2009 between U.S. Home Systems, Inc., U.S. Remodelers, Inc. and Peter T. Bulger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 23rd day of February, 2009 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and General Release of Claims effective as of February 24, 2009 between U.S. Home Systems, Inc., U.S. Remodelers, Inc. and Peter T. Bulger.